UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Alaska Communications Systems Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	52-2126573
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

600 Telephone Avenue Anchorage, Alaska	99503-6091
(Address of Principal Executive Offices)	(Zip Code)

Alaska Communications Systems Group, Inc. Amended and Restated 2011 Incentive Award Plan

(Full title of the plan)

Leonard A. Steinberg

General Counsel and Corporate Secretary

Alaska Communications Systems Group, Inc.

600 Telephone Avenue

Anchorage, Alaska 99503

(Name and address of agent for service)

(907) 297-3000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $.01 per share	4,000,000 shares	$1.40	$5,600,000	$650.72

(1)	The shares to be registered hereunder include 4,000,000 additional shares of Common Stock, $.01 par value per share (the “Common Stock”) of Alaska Communications Systems Group, Inc. (the “Company”), reserved for issuance pursuant to the Company’s Amended and Restated 2011 Incentive Award Plan (the “A&R Plan”). In accordance with Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (“Registration Statement”) shall also cover any additional shares of Common Stock which become issuable under the A&R Plan by reason of any stock dividend, stock split, or similar transaction.
(2)	Pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is based on the average of the high and low sales prices of the Common Stock of the Company on the NASDAQ Global Market on October 27, 2014.

EXPLANATORY NOTE

On June 28, 2011, the Company registered 5,439,355 shares of its Common Stock to be offered or sold to participants under the Company’s 2011 Incentive Award Plan (the “Original Plan”) pursuant to its Registration Statement on Form S-8 (File No. 333-175179) (the “Previous Registration Statement”). On March 4, 2014, the Company’s Board of Directors approved the A&R Plan, subject to the approval of the Company’s shareholders, to, among other things, increase the number of shares reserved for future issuance under the Original Plan by 4,000,000 shares of Common Stock. On June 10, 2014, the Company’s shareholders approved the A&R Plan. This Registration Statement registers the 4,000,000 additional shares of the Company’s Common Stock to be issued pursuant to the A&R Plan. Accordingly, the contents of the Previous Registration Statement, including periodic reports that the Company filed after the Previous Registration Statement, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

PART I

The information called for in Part I of Form S-8 is not required to be filed with this Registration Statement.

PART II

Item 3. Incorporation of Documents by Reference

The following documents filed by us with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

(a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2013;

(b)	The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014;

(c)	The Company’s Current Reports on Form 8-K and 8-K/A filed on February 20, 2014, February 26, 2014, and June 13, 2014; and

(d)	The description of the Company’s Common Stock, par value $.01 per share, included in the Registration Statement on Form 8-A filed with the Securities and Exchange Commission on November 17, 1999, including any amendment or report filed for the purpose of updating such description.

In addition to the foregoing, all documents subsequently filed by us with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered under this Registration Statement have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents; except as to any portion of any future annual or quarterly report to shareholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel

The validity of the issuance of the shares of Common Stock will be passed on for the Company by Leonard A. Steinberg, Esq., General Counsel and Corporate Secretary of the Company, who is eligible to receive awards under the A&R Plan. As of October 27, 2014, Mr. Steinberg had a beneficial interest in an aggregate of 401,857 shares of the Company’s Common Stock.

Item 8. Exhibits

EXHIBIT	DESCRIPTION

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Form S-1/A File No. 333-88753 (filed 11/17/1999)).

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to Form 8-K (filed 09/30/2011)).

5.1	Opinion of Leonard A. Steinberg, Esq. (filed herewith).

23.1	Consent KPMG LLP (filed herewith).

23.2	Consent Grant Thornton LLP (filed herewith).

23.3	Consent of Counsel (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page(s) to this Registration Statement).

99.1	The Alaska Communications Systems Group, Inc. Amended and Restated 2011 Incentive Award Plan (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Anchorage, Alaska, on this 6th day of November, 2014.

Alaska Communications Systems Group, Inc

By:	/s/ Wayne P. Graham
Wayne P. Graham
Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of the Company hereby severally constitutes and appoints Wayne Graham and Leonard A. Steinberg as the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities (unless revoked in writing) to sign this Registration Statement on Form S-8, and any and all amendments thereto, including any post-effective amendments as well as any related registration statement (or amendment thereto) filed in reliance upon Rule 462(b) under the Securities Act, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as the undersigned might and could do in person hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

(Signature)	(Title)	(Date)

/s/ Edward (Ned) J. Hayes, Jr. Edward (Ned) J. Hayes, Jr.	Chairman of the Board	November 6, 2014

/s/ Anand Vadapalli Anand Vadapalli	President and Chief Executive Officer	November 6, 2014

/s/ Wayne Graham Wayne Graham	Chief Financial Officer	November 6, 2014

/s/ Margaret L. Brown Margaret L. Brown	Director	November 6, 2014

/s/ David W Karp David W. Karp	Director	November 6, 2014

/s/ Peter D. Ley Peter D. Ley	Director	November 6, 2014

/s/ Carol G. Mills Carol G. Mills	Director	November 6, 2014

/s/ Brian A. Ross Brian A. Ross	Director	November 6, 2014

/s/ John Niles Wanamaker John Niles Wanamaker	Director	November 6, 2014

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Form S-1/A File No. 333-88753 (filed 11/17/1999)).

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to Form 8-K (filed 09/30/2011)).

5.1	Opinion of Leonard A. Steinberg, Esq. (filed herewith).

23.1	Consent KPMG LLP (filed herewith).

23.2	Consent Grant Thornton LLP (filed herewith).

23.3	Consent of Counsel (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page(s) to this Registration Statement).

99.1	The Alaska Communications Systems Group, Inc. Amended and Restated 2011 Incentive Award Plan (filed herewith).

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